Exhibit 10.2

This AMENDMENT AGREEMENT is dated as of May 6, 2017 (this "Agreement") and agreed to by and between Oaktree Organics, L.P. And Oaktree Huntington Investment Fund II, L.P. (together, the "Investors"), SunOpta Inc. (the "Company"), SunOpta Foods Inc. (the "Issuer") and OCM SunOpta Trustee, LLC (as assignee of Oaktree Fund GP, LLC the "Trustee").

RECITALS:

A.        Pursuant to the Voting Trust Agreement (the "Voting Trust Agreement") dated October 7, 2016, among the Investors, the Company, the Issuer and the Trustee, the Company agreed to issue Special Voting Shares to the Investors in prescribed circumstances.

B.        The Company has consented to the purchase by the Investors of an additional amount of common shares of the Company which if purchased could result in the Investors beneficially owning 19.99% of the outstanding common shares on an a partially-diluted as-exchanged basis.

C.        The Investors, the Company, the Issuer and the Trustee wish to amend the Voting Trust Agreement to prevent the issuance of Special Voting Shares to the Investors pursuant to the Voting Trust Agreement from triggering the Company's Amended and Restated Shareholder Rights Plan Agreement, dated November 10, 2015, amended and restated as of April 18, 2016, between the Company and American Stock Transfer & Trust Company, LLC.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, each of the Investors, the Company, the Issuer and the Trustee hereby agrees as follows:

ARTICLE 1
INTERPRETATION

Capitalized terms used in this Agreement, including the Recitals, and not otherwise defined herein, shall have the meanings ascribed to them in the Voting Trust Agreement.

ARTICLE 2
AMENDMENTS TO AGREEMENT

The Voting Trust Agreement is hereby amended by adding the following Section 3.2(d):

"(d) Notwithstanding Section 3.2(a), until the Shareholder Approval in respect of the Beneficial Ownership Exchange Cap and the waiver of the Shareholder Rights Plan has been obtained, no additional Special Voting Shares shall be issued under Section 3.2(b) to the extent that the issuance of any such additional Special Voting Shares would result in any Beneficiary having Beneficiary Votes in an amount in excess of the number of Common Shares that such Beneficiary would be entitled to receive upon exchange of its Preferred Shares pursuant to Section 5.10.1 of the Preferred Share Terms. Upon an increase in the number of Common Shares that such Beneficiary would be entitled to receive upon exchange of its Preferred Shares pursuant to Section 5.10.1, a corresponding number of additional Special Voting Shares shall be issued in accordance with Section 3.2(b) within five Business Days following the date that is 45 days after the fiscal quarter end immediately following such increase."

ARTICLE 3
MISCELLANEOUS

3.1        Benefits

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.2        Governing Law

This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

3.3        Limited Effect

Except as expressly provided herein, all of the terms and provisions of the Voting Trust Agreement are and shall remain in full force and effect and are hereby ratified and confirmed by each of the parties hereto.

3.4        Counterparts

This Agreement may be executed in any number of counterparts, including by facsimile or portable document format, each of which shall be deemed to be an original.

[Signature page follows]

            IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

SUNOPTA INC.

By:	/s/ Kathy Houde
Name: Kathy Houde
Title: Director

SUNOPTA FOODS INC.

By:	/s/ Jill Barnett
Name: Jill Barnett
Title: VP & General Counsel

Signature Page – Amendment to Voting Trust Agreement

OAKTREE ORGANICS, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Zach Serebrenik

Name: Zach Serebrenik
Title: Authorized Signatory

By:	/s/ Ted Crockin

Name: Ted Crockin
Title: Authorized Signatory

OAKTREE HUNTINGTON INVESTMENT FUND II, L.P.

By:	Oaktree Huntington Investment Fund II GP, L.P.
Its:	General Partner

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Zach Serebrenik

Name: Zach Serebrenik
Title: Authorized Signatory

By:	/s/ Ted Crockin

Name: Ted Crockin
Title: Authorized Signatory

Signature Page – Amendment to Voting Trust Agreement

OCM SUNOPTA TRUSTEE, LLC

by	/s/ Zach Serebrenik
Name: Zach Serebrenik
Title: Authorized Signatory

by	/s/ Ted Crockin
Name: Ted Crockin
Title: Authorized Signatory

Signature Page – Amendment to Voting Trust Agreement